EXHIBIT 10.2
AMENDMENT NO. 1 TO TRUST AGREEMENT

This Amendment No. 1 to the Trust Agreement (the “Trust Agreement”) by and between Alliance Mutual Holding Company (the “MHC”) and the persons designated below as trustees (collectively, the “Trustee”) is dated and is effective as of December 17, 2008. The Trust Agreement was originally effective as of August 21, 1996.  Capitalized terms which are not defined herein shall have the same meaning as set forth in the Trust Agreement.

WITNESSETH:

WHEREAS, the MHC is the successor to Greater Delaware Valley Holdings, a Mutual Holding Company (“GDVH”), which was an original signatory to the Trust Agreement;

WHEREAS, PNC Bank, N.A., the original trustee under the Trust Agreement, is no longer the trustee under the Trust Agreement;

WHEREAS, the MHC desires to appoint the following persons to serve as the Trustee under the Trust Agreement – Dennis D. Cirucci, Peter J. Meier and Janette Babikian;

WHEREAS, The Trust Agreement was established to fund GDVH’s obligations under a Directors’ Retirement Plan (the “Plan”) covering the non-employee directors of Greater Delaware Valley Savings Bank (the “Bank”);

WHEREAS, following the establishment of a mid-tier stock holding company, the Bank is currently a wholly owned subsidiary of Alliance Bancorp, Inc. of Pennsylvania, a mid-tier holding company of the Bank (the “Company”), which is a majority-owned subsidiary of the MHC;

WHEREAS, the Plan is being amended and restated by the MHC to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), to cover the non-employee directors of the MHC and the Company, and to change the Trustee;

WHEREAS, the assets contributed to the Trust are subject to the claims of the MHC’s creditors in the event of the MHC’s insolvency, until paid to the participants or their beneficiaries in such manner and at such times as specified in the Plan;

WHEREAS, subsequent to the adoption of the Trust Agreement, the Internal Revenue Service issued final regulations under Section 409A of the Code;

WHEREAS, Section 409A of the Code provides that if the assets held in the Trust are ever transferred outside of the United States, then such assets would be deemed transferred to the participants in the Plan and taxable to the participants;

WHEREAS, all assets of the Trust have been held in the United States, and it is the intent of the parties that all Trust assets continue to be held in the United States;

WHEREAS, the parties desire to amend the Trust Agreement to expressly prohibit any transfer of any Trust assets outside of the United States; and

WHEREAS, Section 12 of the Trust Agreement permits the parties hereto to amend the Trust Agreement;

NOW, THEREFORE, in consideration of the premises, the mutual agreements herein set forth and such other consideration the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.           Name Changes.  All references in the Trust Agreement to Greater Delaware Valley Holdings, a Mutual Holding Company are hereby changed to Alliance Mutual Holding Company.  All references in the Trust Agreement to PNC Bank, N.A. are hereby changed to Dennis D. Cirucci, Peter J. Meier and Janette Babikian.

2.           Amendment to Section 5 of the Trust Agreement.  Section 5 of the Trust Agreement is hereby amended to add a new subsection (c) at the end thereof read in its entirety as follows:

“(c) Notwithstanding any other provision of this Trust Agreement, all Trust Assets shall be held in the United States of America, and at no time shall the Trustee or any other person or entity cause any of the Trust Assets to be transferred outside of the United States.”

3.           Amendment to Section 11(a) of the Trust Agreement.  Section 11(a) of the Trust Agreement is hereby amended and restated to read in its entirety as follows:

“(a) If the Trustee resigns or is removed in accordance with Section 10(a) or (b) hereof, the Company may appoint one or more persons or entities, including but not limited to a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace the Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust Assets. The former Trustee shall execute any instrument necessary or reasonably requested by the Company or the successor Trustee to evidence the transfer.”

4.           Effectiveness.  This Amendment shall be deemed effective as of the date first written above, as if executed on such date.  Except as expressly set forth herein, this Amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Trust Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect and shall be otherwise unaffected.

5.           Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

6.           Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall for all purposes be deemed an original, and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the MHC and the Trustee have caused this Amendment to be signed, and their respective corporate seals to be hereto affixed, as of the day and year first written above.

ALLIANCE MUTUAL HOLDING COMPANY
Attest:

/s/ Kathleen P. Lynch	By:	/s/ Dennis D. Cirucci
Kathleen P. Lynch		Dennis D. Cirucci
Corporate Secretary		President and Chief Executive Officer

TRUSTEE

	By:	/s/ Dennis D. Cirucci
Dennis D. Cirucci, Trustee

	By:	/s/ Peter J. Meier
Peter J. Meier, Trustee

	By:	/s/ Janette Babikian
Janette Babikian, Trustee

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